Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Section 302 Certification

I, Diane J. Basile, certify that:

1.                          I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of American Science and Engineering, Inc.; and

2.                          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 29, 2016

/s/ DIANE J. BASILE
Diane J. Basile
Senior Vice President. Chief Financial Officer and Treasurer